EXHIBIT 99.6

Equity One 2003-3

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                                                        Assumptions
             ------------------------------------       50% Loss Severity, 12
                    Class               Required          Months Lag,
                   Size %          Subordination          Servicer Advances
             ------------------------------------       Triggers On
          AAA        84.50           39.00              Speed is all-in
           AA         6.00           27.00              100% PPC
            A         5.50           16.00              Fixed-22 HEP
         BBB+         3.00           10.00              Arm- 28CPR
          BBB         1.00            8.00
   Initial OC         -
    Target OC         4.00

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Forward Libor       To Call
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                                          AA                       A                   BBB+                    BBB
                                   Class M-1               Class M-2              Class M-3                Class B
100% PPC
   Break CDR                          17.845                  11.565                  8.784                  8.026
   Cum Loss           72,964,963.18 (11.28%)  88,249,216.60 (13.64%) 71,503,298.08 (11.05%) 66,404,327.74 (10.26%)



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Forward Libor       Maturity
                    ---------------------------------------------------------------------------------------------

                                         AA                      A                   BBB+                    BBB
                                  Class M-1              Class M-2              Class M-3                Class B
100% PPC
   Break CDR                          15.76                 10.473                  8.081                  7.519
   Cum Loss          75,395,145.77 (11.65%) 93,319,255.98 (14.42%) 76,175,274.60 (11.77%) 70,942,981.19 (10.97%)



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